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                                                                   EXHIBIT 10.31


                          APACHE MEDICAL SYSTEMS, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                (Amended and Restated Effective December 9, 2000)


SECTION 1.        PURPOSE.

         The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward qualified non-employee directors by offering them an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

         Options granted under this Plan shall be nonqualified stock options.

SECTION 2.        DEFINITIONS.

         Board:  The Board of Directors of the Company.

         Change in Control: The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; a liquidation or dissolution of the Company; or of the sale of all or substantially all of the Company's assets.

         Code:  The Internal Revenue Code of 1986, as amended from time to time.

         Committee: The Chairman of the Board and such other employee members of the Board, if any, who the Chairman may select to assist him or her in the administration of the Plan in accordance with Section 3.

         Common Stock: The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

         Company: APACHE Medical Systems, Inc., a Delaware corporation, its subsidiary or subsidiaries, and any successor thereto.

         Disabled or Disability: Permanent and total disability, as defined in Code Section 22(e)(3). A Participant shall not be considered Disabled unless the Committee determines that the Disability arose prior to such Participant's termination of membership on the Board.


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         Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

         Fair Market Value: The amount determined by the Committee from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Common Stock is traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in the Wall Street Journal or a similar publication selected by the Committee.

         Option: A nonqualified stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

         Participant: Any non-employee member of the Board.

         Plan: The APACHE Medical Systems, Inc. Non-Employee Director Stock Option Plan, as amended from time to time.

SECTION 3.        ADMINISTRATION.

         (a)      Committee. The Plan shall be administered by the Committee.

         (b) Authority of the Committee. The Committee shall have the authority to construe and interpret the Plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the Plan, Options may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Option without such holder's consent.

         (c) Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

         (d) Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.


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SECTION 4.        COMMON STOCK SUBJECT TO PLAN.

         The aggregate shares of Common Stock that may be issued under the Plan shall not exceed 70,000, as adjusted in accordance with the provisions of
Section 8.

         In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option may be used again for new grants of Options hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(d) shall be added to the aggregate shares of Common Stock available for issuance.

SECTION 5.        ELIGIBILITY.

         Options shall be granted under the Plan to all non-employee members of the Board ("Participants").

SECTION 6.        TERMS AND CONDITIONS OF OPTIONS.

         Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

         (a) Timing of Option Grants and Number of Underlying Shares. On January 1 of each calendar year, each individual who is a non-employee member of the Board on that date shall be granted an Option to purchase up to 2,500 shares of Common Stock. This number of shares shall be subject to adjustment in accordance with the provisions of Section 8.

         (b) Exercise Price. The per share exercise price of each Option granted under the Plan shall be 100% of the Fair Market Value per share of Common Stock at the date the Option is granted.

         (c) Vesting of Options. Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, each Option granted under the Plan shall become fully vested and exercisable on the December 31 immediately following the date on which the Option is granted.

         (d) Option Period. Each Option agreement shall specify the period for which the Option thereunder is granted and shall provide that the Option shall expire at the end of such period.

         (e) Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock


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having a Fair Market Value equal to the exercise price or (iv) by a combination of (i), (ii) and (iii).

SECTION 7.        TREATMENT OF OPTIONS UPON TERMINATION.

         (a) Termination due to Disability or Death. Upon the termination of a Participant's membership on the Board by reason of Disability or death, such Participant's Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

         (b) Termination Other than For Cause. Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, upon the termination of a Participant's membership on the Board for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant's Options (to the extent vested prior to such termination) may be exercised by such Participant during the six-month period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such six-month period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the Options.

         (c) Termination for Cause. Upon termination of a Participant's membership on the Board for Cause (as defined below), the Participant's right to exercise his or her Options shall terminate at the time notice of termination is given by the Company to such Participant. For purposes of this provision, substantial cause shall include:

                  (i) The commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

                  (ii) A material breach of any material duty or obligation imposed upon the Participant by the Company;

                  (iii)    Divulging the Company's confidential information; or

                  (iv) The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination.

SECTION 8.        ADJUSTMENT PROVISIONS.

         In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate Fair Market Value and other price determinations applicable to Options. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding.


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SECTION 9.        TERM OF PLAN.

         The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or until no Common Stock remains available for issuance under Section 4, whichever occurs first.

SECTION 10.       CHANGE IN CONTROL.

         In the event of a Change in Control, all outstanding Options shall fully vest in each Participant.

SECTION 11.       GENERAL PROVISIONS.

         (a) Board Membership. Nothing in the Plan or in any related instrument shall confer upon any Participant any right to continue as a member of the Board or shall affect the right of the Company to terminate the Board membership of any Participant with or without cause.

         (b) Legality of Issuance of Shares. No Common Stock shall be issued pursuant to the exercise of an Option unless and until all legal requirements applicable to such issuance have been satisfied.

         (c) Ownership of Common Stock Allocated to Plan. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

         (d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Virginia.

         (e) Withholding of Taxes. The Company may withhold, or allow a Participant to remit to the Company, any Federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an Option. In order to satisfy all or any portion of such income tax liability, a Participant may elect to surrender Common Stock previously acquired by the Participant or to have the Company withhold Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, the number of shares of such withheld or surrendered Common Stock to be sufficient to satisfy all or a portion of the income tax liability that arises upon the event giving rise to income tax liability with respect to an Option.

         (f) Nontransferability. During the lifetime of a Participant, any Option granted to him or her shall be exercisable only by him or her or by his or her guardian or legal representative. No Option shall be assignable or transferable, except by will or by the laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature.


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SECTION 12.       AMENDMENT OR DISCONTINUANCE OF PLAN.

         The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not materially increase the number of shares of Common Stock subject to the Plan (except as provided in Section 8 hereof); and provided further that no such action shall materially and adversely affect any outstanding Options without the consent of the respective Participants.

SECTION 13.       EFFECTIVE DATE OF PLAN.

         The Plan as adopted by the Board and approved by stockholders was originally effective on April 1, 1996. The Plan is hereby amended and restated effective December 9, 2000 (the "Effective Date").